Exhibit 99.1

CERTIFICATON OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C.ss.1350, as adopted pursuant to
ss. 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-QSB for the period ending June 30, 2002, the quarterly report, I, William P. Hales, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Hales
William P. Hales
President and Chief Executive Officer

August 14, 2002